UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):

May 4, 2005

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In 2003, Software AG and its domestic subsidiary filed a complaint against us in the United States District Court for the District of Delaware alleging that certain of our products, including WebLogic Server, WebLogic Integration and WebLogic Workshop infringe U.S. Patent No. 5,329,619 held by Software AG and its domestic subsidiary (the “Software AG Action”). Software AG sought monetary damages and an injunction against infringement. In 2003, we counterclaimed against Software AG requesting a declaratory judgment of noninfringement, invalidity and inequitable conduct by Software AG.

On November 29, 2004, we filed a complaint against Software AG and Software AG, Inc. in the United States District Court for the Eastern District of Virginia alleging that certain products of Software AG and Software AG, Inc. infringe US. Patent Nos. 6,115,744 and 5,619,710 held by us (the “BEA Action”). Software AG has counterclaimed, seeking a declaratory judgment that our patents are invalid and not infringed.

On April 30, 2005, both the Software AG Action and the BEA Action were settled to the mutual satisfaction of BEA and Software AG. These actions were resolved without any admission or acknowledgement by either party that the patents-in-suit are valid and enforceable or that they were infringed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark Dentinger
Mark Dentinger
Executive Vice President and Chief Financial Officer

Date: May 4, 2005